UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 9, 2017

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 9, 2017, Cachet Financial Solutions, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) at its Principal Executive Offices. Jeffrey C. Mack, Chairman of the Board of Directors and President and Chief Executive Officer of the Company, presided. At the Special Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Special Meeting Proxy Statement”), which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about January 30, 2017:

Proposal 1:

The Company’s stockholders authorized an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split as described in the Special Meeting Proxy Statement at the discretion of the Company’s Board of Directors, as set forth below:

Votes For	Votes Against	Abstentions

2,708,161	21,725	100,000

Proposal 2:

The Company’s stockholders approved one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, as set forth below:

Votes For	Votes Against	Abstentions

2,696,981	32,905	100,000

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2017

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

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